UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 4, 2009

PREMIER WEALTH MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
 (Address of principal executive offices)

011-352 2630 1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 101Entry into a Material Definitive Agreement.
and
Item 1.02 Termination of a Material Definitive Agreement.

Amendment of Term Sheet

On May 4, 2009 Premier Wealth Management, Inc., (the “Company”), and Transworld Investment Group PLC, a Cayman Island corporation (“Transworld”) entered into an Amended and Restated Confidential Term Sheet (the “Amended Term Sheet”) pursuant to which they cancelled the terms of their previously proposed Term Sheet entered into amongst the parties on November 8, 2008 (the “Term Sheet”) and agreed to revised terms of the proposed acquisition of the Company and its business (the “Transworld Acquisition”).

Background; Terms of Previous Term Sheet

Pursuant to the original Term Sheet, Transworld agreed to acquire a 92% interest in the Company in exchange for (i) $7.75 million in cash to the Company, and (ii) the transfer of all of the equity ownership in Transworld to the Company (the relevant terms of the Term Sheet were disclosed on a Current Report on Form 8-K filed by the Company, dated November 8, 2008, the provisions of which are incorporated by reference).  Of this purchase price to be paid, and as previously disclosed, a non refundable payment of $1,150,000 has been paid to the Company (the “Initial Payment”) for the purposes of funding a settlement and certain of the Company’s expenses in connection with completion of Transworld Acquisition.

Amended Term Sheet; Settlement

Pursuant to the terms of the Amended Term Sheet, the parties agreed to the immediate issuance of 8,000,000 common shares of the Company, resulting in the ownership by Transworld (collectively with its affiliates) of 9,126,526 common shares of the Company, or 24% of the Company’s common equity as calculated after the date of issuance of such shares, in exchange for a full and mutual release by the parties of all expenses including Initial Payment paid.

The terms of the Transworld Acquisition provides that at closing, Transworld shall acquire all of the remaining outstanding shares of the Company, from its existing shareholders, subject to satisfaction of certain conditions, in exchange for 7.6% of the common equity of Transworld, as calculated immediately after the Transworld Acquisition.  Transworld will not pay any additional funds or other consideration for the acquisition of the Company’s shares other than the Initial Payment, and unlike the terms of the previous Term Sheet, the Shares of the Company will all be acquired pursuant to a Tender Offer resulting in Transworld becoming the surviving parent public company.

Among other conditions to closing, including entry into definitive transaction documents, the final closing of the Transworld Acquisition is conditioned upon, among other things the completion of definitive transaction documents and satisfactory due diligence, as well as the effectiveness of an Information Statement and a Registration Statement on Form F-4 with respect to the Transworld Shares to be issued to the Company’s shareholders the effectiveness of  a Form TO or any other filings with respect shares of the Company to be acquired by Transworld and the Company becoming and remaining current with its reporting obligations with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Transworld has however agreed to continue funding transaction costs of the Company if and as necessary, in reasonable amounts to be agreed to by the parties so as to satisfy all closing conditions.  In addition, the Company agreed to the appointment of Mr. Michael Abraham as the Chief Operating Officer of the Company on an at will basis (See Item 5.01 below).

No assurance can be made that the transaction will be completed, or, if completed that the Company will be successful or that the Company will satisfy all of its filing requirements with the Securities Exchange Commission.

The foregoing is a summary only of the Amended Term Sheet and Transworld Acquisition, as annexed to this Report, the provisions of which are incorporated by reference herein in its entirety.

Neither this report nor the exhibits attached hereto are intended as a sale, purchase or an offer to sell or acquire securities.  No such offers or sales may be made absent an effective registration statement covering such transaction.

Item 3.02  Unregistered Sales of Equity Securities

Effective as of May 4, 2009, and in accordance with the Amended Term Sheet, the Company issued an aggregate of 8,000,000 common shares  to Transworld as part of the settlement and discharge of indebtedness of the parties.  The issuance of these shares results in Transworld or results in the beneficial ownership by Transworld its affiliates of 9,126,526 of the Company’s common shares, or 24% of the Company.

Exemption from registration of the securities issued to Transworld is claimed under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506 promulgated thereunder, based on, among other things, the representations made by Transworld and its shareholders that it or he is an “accredited investor” within the meaning of Regulation D promulgated under the Act and that such purchases were not made as part of a general or public solicitation or with a view towards distribution or resale of securities acquired in the financing.

5.02.	Departure of Directors or Certain officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Abraham as Chief Operating Officer

Pursuant to the Amended Term Sheet, Mr. Michael Abraham, a principal and officer of Transworld, was appointed as Chief Operating Officer of the Company, an executive position, on an at will basis.  The Amended Term Sheet also required that the board grant to Mr. Abraham the rights to continue due diligence and oversight over Master Trust, S.A., pending completion of the transaction.

Michael Abraham, age 63, is a director of Transworld and its affiliated entities, which he co-founded in 2007.  Mr. Abraham’s primary responsibility in these entities has been assisting with their founding and development and in product design and delivery centered in the life settlement policy market.  Between 2004 and 2008 Mr. Abraham was also an executive of IndemnityFirst, Ltd., an offshore life settlement provider.   In 1995 Mr. Abraham was one of the co-founders of the Shepherds Group, where he served as an executive through 2005. Under his guidance Shepherds Group earned a reputation as an  innovator in the Traded Policy market in the UK among other things being the first to buy policies over the phone and by internet.  Shepherds Select Funds and Shepherds Financial Limited were liquidated in 2004 and 2005 respectively.)  This experience gave rise to Mr. Abraham’s entry into the US market where he and the Transworld entities have continued innovation in the market for small face value life settlements benefiting both lives assured and investors.  Prior to 1995, and since 1980, Mr. Abraham worked extensively in the UK as a regulated financial adviser specializing in executive benefits, pension planning and commercial lending.

Mr. Abraham, through his affiliation with Transworld, was deemed an indirect beneficial a beneficial owner of approximately 1,126,526 shares of the Company’s common stock prior to his appointment as Chief Operating Officer, but, had no other affiliations or business relationship with the Company.

Item 9.01       Financial Statements and Exhibits.

(d)                   Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Amended and Restated Confidential Term Sheet Between Premier Wealth Management, Inc. and Transworld Investment Group PLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 8, 2009	PREMIER WEALTH MANAGEMENT, INC. (Registrant)

	By:	/s/ Nigel Gregg
Nigel Gregg
Chief Executive Officer

Exhibit Number	Description

10.1	Amended and Restated Confidential Term Sheet Between Premier Wealth Management, Inc. and Transworld Investment Group PLC.